FOR RELEASE:	CONTACT:
Date October 29, 2012	Gerry Gould, VP-Investor Relations
Time 6:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports Second Quarter Fiscal 2013 Revenue Up 22%,
Organic Revenue Up 6% and Adjusted EPS of $0.90,
Reaffirms Fiscal 2013 Guidance and Announces Two-For-One Stock Split

Braintree, MA, October 29, 2012 - Haemonetics Corporation (NYSE: HAE) today reported second quarter 2013 net revenue of $218.2 million, up 22%, GAAP net income of $6.5 million, down 53%, and diluted earnings per share of $0.25, down 53%. Excluding restructuring, transformation, integration and transaction costs, adjusted net income was $23.5 million, up 26%, and adjusted earnings per share were $0.90, up 25%. Organic net revenue, exclusive of the recently acquired whole blood business, was $189.6 million, up 6%. Excluding currency impacts, net revenue was up 22% in total and 6% on an organic basis.1

Brian Concannon, Haemonetics' President and CEO, commented: “The highlights of our second quarter were the successful acquisition of the whole blood business and continued organic revenue growth in disposables across our entire product portfolio, especially in our Hospital business where 14% second quarter growth followed 11% growth in the first quarter. Strong demand for the Cell Saver® Elite® and TEG® disposables, and growth in our OrthoPAT® business, provide strong evidence that our Hospital customers continue to embrace our Blood Management Solutions recognizing the inherent value proposition offered.”

STRATEGIC AND PRODUCT GROWTH HIGHLIGHTS

Haemonetics continues to make progress expanding its business, reporting the following highlights:

•	22% revenue growth including 6% organic revenue growth.

•	7% revenue growth in plasma disposables.

•	16% revenue growth in surgical disposables.

•	23% revenue growth in diagnostic disposables.

•	5% revenue growth in OrthoPAT disposables, a return to growth as expected.

•	21% organic revenue growth in China.

•	$29 million of revenue from whole blood with uninterrupted customer service.

•	Announced two-for-one stock split.

A revenue breakdown follows:

Plasma

Plasma disposables revenue was $68.7 million, up 7% and growth in North America was up 10%. On a year-to-date basis, global plasma revenue is up 4%. The Company continues to expect its plasma business to grow 4-6% in fiscal 2013 consistent with end market growth rates for plasma derived biopharmaceuticals.

Blood Center

Platelet disposables revenue was $43.2 million, up 2% over the prior year's second fiscal quarter, with continued benefit from strong sales in emerging markets. Red cell disposables revenue was $11.9 million, up 2%. Though the clinical demand for blood remained flat, red cell revenue grew on increased collections as the Company leveraged its IMPACT® selling approach to advance Blood Management Solutions.

On a year-to-date basis, blood center revenue is up 1% organically and the Company continues to expect its blood center business to grow 0-2% organically in fiscal 2013, with continued growth in both platelet and red cell disposables as the year progresses. Whole blood revenue of $29 million was in line with expectations considering buy-ins by customers in advance of the ownership transfer. The Company is affirming its previous guidance for whole blood revenue of $135-$145 million.
Hospital

Surgical disposables revenue was $18.8 million in the quarter, up 16%. Notably this was the fifth consecutive quarterly increase, as the product launch of the Cell Saver Elite device continues to accelerate. Recent strong Cell Saver Elite equipment sales drove near term disposables growth.

Disposables revenue from the OrthoPAT orthopedic perioperative autotransfusion system was $7.6 million in the quarter, up 5% following a prior quarter decline of 3% and a full fiscal 2012 decline of 12%. The impact of the fiscal 2012 voluntary recall of pre-2002 devices upon disposables usage has ended and the expected return to growth has begun.

Diagnostics revenue was $6.9 million in the quarter, up 23%, as the Company's IMPACT initiative continues to drive growth in disposables utilized in the TEG® Thrombelastograph® Hemostasis Analyzer. TEG equipment sales were especially strong in recent quarters, a key indicator for near term future disposables revenue growth. TEG disposables sales also increased 23% in China.

On a year-to-date basis, Hospital revenue is up 13% and the Company continues to expect its hospital business to grow 12-15% in fiscal 2013 with continued strength in surgical and diagnostics disposables, and continued OrthoPAT disposables revenue growth.

Software and Equipment

Software Solutions revenue was $18.0 million, up 5%. The enhanced offering of software products for Blood Center and Hospital customers drove revenue growth of 10% in North America. On a year-to-date basis, software revenue is flat with prior year levels and trending upward, thus the Company continues to expect its software business to grow 5-7% in fiscal 2013.

Equipment and other revenue was $14.3 million, down 3% following several quarters with strong double-digit percentage growth. Equipment revenue is influenced by the timing of tenders and capital budgets and on a year-to-date basis, Equipment revenue is up 7%. Sales of Cell Saver Elite and TEG devices in emerging markets continue to be particularly strong.

Haemonetics reported second quarter fiscal 2013 organic revenue growth of 8% in North America and 10% in Asia, along with a 2% decline in Europe. Organic revenue growth in Japan was 6%.

Adjusted gross profit was $111.6 million up $20.2 million or 22.1%. Adjusted gross margin was 51.0%, up 10 basis points, as benefits in the core business were more than sufficient to offset the impact of revenue mix toward lower margin whole blood disposables.

Adjusted operating expenses were $78.0 million, up $12.2 million or 18.5%. Operating expense increases included $8.0 million in the new whole blood business and planned investments in global growth initiatives, emerging markets and infrastructure to support anticipated organic and acquisitive revenue growth; these expenses are expected to accelerate in the second half of the fiscal year. Additionally, a full accrual of performance based compensation was provided in the second quarter of fiscal 2013.

Adjusted operating margin of 15.4% was up 120 basis points and reflected the inclusion of only seven weeks' profits of the newly acquired whole blood business. Operating margin benefited from a managed ramp-up of investments in global growth initiatives and certain expenditures related to infrastructure build for the acquired whole blood business.

Acquisition related amortization expense included in second quarter adjusted earnings was $5.7 million in fiscal 2013 and $2.5 million in fiscal 2012, or $0.14 and $0.06 per share respectively. Year-to-date adjusted earnings included $8.3 million in fiscal 2013 and $5.0 million in fiscal 2012, or $0.22 and $0.12 per share respectively, of acquisition-related amortization expense.

Balance Sheet and Cash Flow

Cash on hand was $187 million, a decrease of $49 million during the quarter, as the Company utilized $60 million of cash toward the whole blood business acquisition. The Company reported first half free cash flow before restructuring, transformation, integration and transaction costs of $22 million, a reduced level from the prior year due to an anticipated buildup of certain required elements of working capital not acquired.

Fiscal 2013 Guidance and Fiscal 2014 Outlook

The Company reaffirmed its previous fiscal 2013 organic revenue growth expectation of approximately 4-6%, with plasma expected to grow 4-6%, Blood Center 0-2%, Hospital products 12-15%, and Software Solutions 5-7%. Whole blood revenue expectations are also reaffirmed at approximately $135-$145 million for fiscal 2013. Thus, total revenue is estimated in the range of $890-$915 million, up 23-26%.

Full year adjusted gross margin is expected to be in a range of 50-51% inclusive of the lower gross margin whole blood product line. Adjusted operating income is expected to be between $127-$130 million, and free cash flow will approximate $85 million before funding restructuring, transformation and transaction costs. The paced ramp-up of expenses is expected to accelerate in the second half of the year. Accordingly, the previously indicated adjusted earnings per share range of $3.30-$3.40, up 9%-12% over fiscal 2012, is also reaffirmed. Whole blood profits, IT and other costs of scaling the Company's infrastructure to meet the needs of the combined businesses, as well as amortization expenses, financing costs and income taxes are included in adjusted earnings projections.

The Company continues to expect to incur costs in the current fiscal year for integration activities of $30-$35 million, which are excluded from adjusted earnings guidance. Annual guidance also assumes the exclusion of approximately $3 million of transaction related costs and approximately $13 million of adjustments to cost of goods sold on the sale of acquired whole blood and other filter inventories. The Company also expects to incur restructuring and transformation costs within the base business of $3-$4 million which are excluded from adjusted earnings guidance.

More information on fiscal year 2013 guidance, including income statement scenarios underlying the lower and upper ends of the adjusted earnings per share guidance range, can be found in the Investor Relations section of our web site at http://www.haemonetics.com.1

For fiscal 2014, previous indications are affirmed, as organic revenue growth is expected to approximate 5-7%. Together with a full year of revenues from the acquired whole blood business, which is expected to contribute incremental revenue of $70 million related to the timing of the acquisition, fiscal 2014 revenues are expected to surpass $1 billion. The Company's previously provided preliminary outlook for fiscal 2014 adjusted earnings per share of $3.90-$4.10, approximately 20% above fiscal 2013 expected earnings per share, is affirmed. Included in these amounts are approximately $29 million or $0.75 per share of acquisition related amortization expense.

Mr. Concannon added: “While completing the largest acquisition in our company's history, our team remained customer focused and delivered excellent second quarter results. This included solid organic revenue growth of 6%, $29 million of whole blood revenue realized through seamless customer ordering, and effective cost management. We remain confident in our business fundamentals and are able to reaffirm the fiscal 2013 revenue and earnings guidance, and the fiscal 2014 preliminary outlook that we previously provided.”

Stock Split

The Company announced today that its Board of Directors approved a two-for-one split of the Company's common stock, which will be effected in the form of a 100 percent stock dividend. The stock dividend will be distributed November 30 to stockholders of record as of November 9. Haemonetics' common stock will begin trading on a post-split basis on the New York Stock Exchange on December 3, 2012.

Each share of the Company's pre-split common stock held by a shareholder, including shares subject to outstanding stock options and shares available for grant under the Company's equity incentive plans, will be represented by two shares of the Company's post-split common stock. The split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage.

The Company expects that this split will make its shares more accessible, increase its shareholder base and improve its market liquidity. With the Company's recent growth, long term shareholder value creation and its most significant acquisition recently completed, the stock split also reflects confidence in the Company's strength and ability to continue to generate long term growth and financial performance.

Fiscal 2013 Share Repurchase Program

The Company repurchased 74,300 shares in the open market at an average cost of $71.91, returning $5.3 million to shareholders during the second quarter. The Board of Directors previously approved the repurchase of up to $50 million of shares in the open market during the remainder of fiscal 2013.

CONFERENCE CALL

Haemonetics will host a webcast to discuss the first quarter results on Monday, October 29, 2012 at 8:00 am Eastern time. Interested parties can participate at: http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=4839735.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the acquisition of the Pall Transfusion Medicine business making it more difficult to maintain relationships with employees, customers, vendors and other business partners, unexpected expenses incurred to integrate the Pall Transfusion Medicine business, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, product quality, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive.

Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com. GAAP results include the following items which are excluded from adjusted results: $14 million of pre-tax integration, transaction and base business restructuring and transformation costs in the second quarter of fiscal 2013 and $9 million of pre-tax restructuring and transformation costs and $2 million of contingent consideration income in the second quarter of fiscal 2012.  The $14 million pre-tax amount in the second quarter of fiscal 2013 includes: $11 million of integration costs, $1 million of transaction costs and $2 million of base business restructuring and transformation costs.  Additionally, cost of goods sold in the second quarter of fiscal 2013 GAAP results include $10 million attributable to amounts in excess of manufactured cost of acquired whole blood and other filter inventory sold during the quarter. Because such amounts are limited to the whole blood and other filter inventory on hand at the date of the acquisition and do not reflect the ongoing profitability of the acquired business, they have also been excluded from adjusted results.

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Second Quarter of FY13 and FY12

	9/29/2012	10/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$218,178	$179,445	21.6%
Gross profit	101,762	89,949	13.1%

R&D	10,827	10,350	4.6%
S,G&A	81,034	62,613	29.4%
Contingent consideration income	—	(1,580)
Operating expenses	91,861	71,383	28.7%

Operating income	9,901	18,566	(46.7)%

Other income (expense), net	(1,311)	445

Income before taxes	8,590	19,011	(54.8)%

Tax expense	2,043	5,131	(60.2)%

Net income	$6,547	$13,880	(52.8)%

Net income per common share assuming dilution	$0.25	$0.54	(53.7)%

Weighted average number of shares:
Basic	25,710	25,418
Diluted	26,157	25,843

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	46.6%	50.1%	(3.5)%
R&D	5.0%	5.8%	(0.8)%
S,G&A	37.1%	34.9%	2.2%
Operating income	4.5%	10.3%	(5.8)%
Income before taxes	3.9%	10.6%	(6.7)%
Net income	3.0%	7.7%	(4.7)%

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for Year-to-Date FY13 and FY12

	9/29/2012	10/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$394,653	$350,014	12.8%
Gross profit	191,875	178,698	7.4%

R&D	20,235	18,959	6.7%
S,G&A	148,659	118,844	25.1%
Contingent consideration income	—	(1,580)	(100.0)%
Operating expenses	168,894	136,223	24.0%

Operating income	22,981	42,475	(45.9)%

Other income (expense), net	(975)	230

Income before taxes	22,006	42,705	(48.5)%

Tax expense	5,671	11,877	(52.3)%

Net income	$16,335	$30,828	(47.0)%

Net income per common share assuming dilution	$0.63	$1.18	(46.6)%

Weighted average number of shares:
Basic	25,596	25,575
Diluted	26,044	26,029

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	48.6%	51.1%	(2.5)%
R&D	5.1%	5.4%	(0.3)%
S,G&A	37.7%	34.0%	3.7%
Operating income	5.8%	12.1%	(6.3)%
Income before taxes	5.6%	12.2%	(6.6)%
Net income	4.1%	8.8%	(4.7)%

Revenue Analysis for the Second Quarter and Year-To-Date FY13 and FY12
(Unaudited data in thousands)

	Three Months Ended
	9/29/2012	10/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$113,015	$86,339	30.9%
International	105,163	93,106	12.9%
Net revenues	$218,178	$179,445	21.6%

Disposable revenues

Plasma disposables	$68,677	$64,408	6.6%

Blood center disposables
Platelet	43,198	42,195	2.4%
Red cell	11,918	11,645	2.3%
Whole blood	28,620	—
	83,736	53,840	55.5%
Hospital disposables
Surgical	18,804	16,206	16.0%
OrthoPAT	7,645	7,295	4.8%
Diagnostics	6,937	5,659	22.6%
	33,386	29,160	14.5%

Subtotal	185,799	147,408	26.0%

Software solutions	18,043	17,199	4.9%
Equipment & other	14,336	14,838	(3.4)%
Net revenues	$218,178	$179,445	21.6%

	Six Months Ended
	9/29/2012	10/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$200,922	$172,734	16.3%
International	193,731	177,280	9.3%
Net revenues	$394,653	$350,014	12.8%

Disposable revenues

Plasma disposables	$132,555	$127,168	4.2%

Blood center disposables
Platelet	80,440	79,504	1.2%
Red cell	23,986	23,514	2.0%
Whole blood	28,620	—
	133,046	103,018	29.1%
Hospital disposables
Surgical	37,064	31,948	16.0%
OrthoPAT	15,186	15,049	0.9%
Diagnostics	13,436	11,273	19.2%
	65,686	58,270	12.7%

Subtotal	331,287	288,456	14.8%

Software solutions	35,347	35,359	—%
Equipment & other	28,019	26,199	6.9%
Net revenues	$394,653	$350,014	12.8%

Consolidated Balance Sheets
(Unaudited data in thousands)

	As of
	9/29/2012	3/31/2012

Assets
Cash and cash equivalents	$187,051	$228,861
Accounts receivable, net	158,175	135,464
Inventories, net	173,506	117,163
Other current assets	58,068	45,641
Total current assets	576,800	527,129
Net PP&E	239,160	161,657
Other assets	638,595	222,349

Total assets	$1,454,555	$911,135

	As of
	9/29/2012	3/31/2012

Liabilities & Stockholders' Equity
Short term debt & current maturities	$4,249	$894
Other current liabilities	151,945	129,850
Total current liabilities	156,194	130,744
Long-term debt	477,402	2,877
Other long-term liabilities	48,993	44,883
Stockholders' equity	771,966	732,631

Total liabilities & stockholders' equity	$1,454,555	$911,135

Free Cash Flow Reconciliation
(Unaudited data in thousands)

	Three Months Ended
	9/29/2012	10/1/2011

GAAP cash flow from operations	$33,014	$25,408

Capital expenditure	(25,991)	(12,042)
Proceeds from sale of property, plant and equipment	103	111
Net investment in property, plant and equipment	(25,888)	(11,931)

Free cash flow after restructuring and transformation costs	7,126	13,477

Restructuring and transformation costs	11,541	2,807

Free cash flow before restructuring and transformation costs	$18,667	$16,284

	Six Months Ended
	9/29/2012	10/1/2011

GAAP cash flow from operations	$33,567	$52,539

Capital expenditure	(34,432)	(23,843)
Proceeds from sale of property, plant and equipment	355	130
Net investment in property, plant and equipment	(34,077)	(23,713)

Free cash flow after restructuring and transformation costs	(510)	28,826

Restructuring and transformation costs	22,286	4,585

Free cash flow before restructuring and transformation costs	$21,776	$33,411

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and transformation costs and certain cost of goods sold related to the acquisition of Pall's Transfusion Medicine Business (“Whole Blood Acquisition”) from our GAAP expenses. Our restructuring and transformation costs in fiscal 2013 are principally related to transaction and integration expenses related to the Whole Blood Acquisition. The cost of goods sold removed from GAAP expenses related to the Whole Blood Acquisition principally relate to the increase in the fair value of acquired whole blood inventory required under purchase accounting standards. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.

Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY13 and FY12
	Three Months Ended
	9/29/2012	10/1/2011

Non-GAAP gross profit
GAAP gross profit	$101,762	$89,949
Whole Blood Acquisition cost of goods sold adjustment	9,788	—
Restructuring and transformation costs	—	1,381
Non-GAAP gross profit	$111,550	$91,330

Non-GAAP R&D
GAAP R&D	$10,827	$10,350
Restructuring and transformation costs	(1,592)	(1,356)
Non-GAAP R&D	$9,235	$8,994

Non-GAAP S,G&A
GAAP S,G&A	$81,034	$62,613
Restructuring and transformation costs	(12,287)	(5,792)
Non-GAAP S,G&A	$68,747	$56,821

Non-GAAP operating expenses
GAAP operating expenses	$91,861	$71,383
Restructuring and transformation costs	(13,879)	(7,148)
Contingent consideration income	—	1,580
Non-GAAP operating expenses	$77,982	$65,815

Non-GAAP operating income
GAAP operating income	$9,901	$18,566
Restructuring and transformation costs	23,667	8,529
Contingent consideration income	—	(1,580)
Non-GAAP operating income	33,568	$25,515

Non-GAAP income before taxes
GAAP income before taxes	$8,590	$19,011
Restructuring and transformation costs	23,667	8,529
Contingent consideration income	—	(1,580)
Non-GAAP income before taxes	$32,257	$25,960

Non-GAAP net income
GAAP net income	$6,547	$13,880
Restructuring and transformation costs	23,667	8,529
Contingent consideration income	—	(1,580)
Tax benefit associated with non-GAAP items	(6,684)	(2,164)
Non-GAAP net income	$23,530	$18,665

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.25	$0.54
Non-GAAP items after tax per common share assuming dilution	$0.65	$0.18
Non-GAAP net income per common share assuming dilution	$0.90	$0.72

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K

	Three Months Ended
	9/29/2012	10/1/2011

Non-GAAP revenues
GAAP revenue	$218,178	$179,445
Foreign currency effects	(14,983)	(13,544)
Non-GAAP revenue - constant currency	$203,195	$165,901

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs	$23,530	$18,665
Foreign currency effects	(6,880)	(3,213)
Income tax associated with foreign currency effects	1,861	903
Non-GAAP net income - constant currency	$18,511	$16,355

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs	$0.90	$0.72
Foreign currency effects after tax per common share assuming dilution	$(0.19)	$(0.09)
Non-GAAP net income per common share assuming dilution - constant currency	$0.71	$0.63

Reconciliation of Non-GAAP Measures for FY13 and FY12

	Six Months Ended
	9/29/2012	10/1/2011

Non-GAAP gross profit
GAAP gross profit	$191,875	$178,698
Whole Blood Acquisition cost of goods sold adjustment	9,788	—
Restructuring and transformation costs	—	1,381
Non-GAAP gross profit	$201,663	$180,079

Non-GAAP R&D
GAAP R&D	$20,235	$18,959
Restructuring and transformation costs	(2,134)	(1,356)
Non-GAAP R&D	$18,101	$17,603

Non-GAAP S,G&A
GAAP S,G&A	$148,659	$118,844
Restructuring and transformation costs	(18,183)	(6,129)
Non-GAAP S,G&A	$130,476	$112,715

Non-GAAP operating expenses
GAAP operating expenses	$168,894	$136,223
Restructuring and transformation costs	(20,317)	(7,485)
Contingent consideration income	—	1,580
Non-GAAP operating expenses	$148,577	$130,318

Non-GAAP operating income
GAAP operating income	$22,981	$42,475
Restructuring and transformation costs	30,105	8,865
Contingent consideration income	—	(1,580)
Non-GAAP operating income	$53,086	$49,760

Non-GAAP income before taxes
GAAP income before taxes	$22,006	$42,705
Restructuring and transformation costs	30,105	8,865
Contingent consideration income	—	(1,580)
Non-GAAP income before taxes	$52,111	$49,990

Non-GAAP net income
GAAP net income	$16,335	$30,828
Restructuring and transformation costs	30,105	8,865
Contingent consideration income	—	(1,580)
Tax benefit associated with non-GAAP items	(8,565)	(2,350)
Non-GAAP net income	$37,875	$35,763

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.63	$1.18
Non-GAAP items after tax per common share assuming dilution	$0.82	$0.19
Non-GAAP net income per common share assuming dilution	$1.45	$1.37

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Six Months Ended
	9/29/2012	10/1/2011

Non-GAAP revenues
GAAP revenue	$394,653	$350,014
Foreign currency effects	(27,800)	(24,607)
Non-GAAP revenue - constant currency	$366,853	$325,407

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring, transformation costs and contingent consideration income	$37,875	$35,763
Foreign currency effects	(11,519)	(6,416)
Income tax associated with foreign currency effects	3,148	1,827
Non-GAAP net income - constant currency	$29,504	$31,174

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring, transformation costs and contingent consideration income	$1.45	$1.37
Foreign currency effects after tax per common share assuming dilution	$(0.32)	$(0.18)
Non-GAAP net income per common share assuming dilution - constant currency	$1.13	$1.19

Restructuring, Transformation and Other costs (in thousands) GAAP results include the following items which are excluded from adjusted results

	Three Months Ended
	9/29/2012	10/1/2011

Whole Blood acquisition cost of goods sold adjustments	$9,788	$—
Integration	10,811	—
HS Core	4	3,217
Restructuring and transformation	2,361	5,322
Transaction costs	703	—
Total restructuring, transformation and other costs	$23,667	$8,529

	Six Months Ended
	9/29/2012	10/1/2011

Whole Blood acquisition cost of goods sold adjustments	$9,788	$—
Integration	14,606	—
HS Core	(977)	3,217
Restructuring and transformation	3,901	5,648
Transaction costs	2,787	—
Total restructuring, transformation and other costs	$30,105	$8,865